                                                                      EXHIBIT 21

                           Subsidiaries of Registrant

The following entities are subsidiaries of Famous Dave's of America, Inc.:

      1.    D&D of Minnesota, Inc., a Minnesota corporation;

      2.    Lake & Hennepin BBQ and Blues, Inc., a Minnesota corporation;

      3.    Famous Dave's RIBS, Inc., a Minnesota corporation;

            (i) Famous Dave's RIBS of Maryland, Inc., a Minnesota corporation (subsidiary of Famous Dave's RIBS, Inc.)

      4.    FD RIBS of Texas, Inc., a Texas corporation;

      5.    Famous Dave's RIBS of Texas, LP, a Texas limited partnership;

      6.    Famous Dave's RIBS-U, Inc., a Minnesota corporation;

      7.    Minwood Partners, Inc., a Delaware corporation;

      8.    Famous Dave's of Kansas, Inc., a Kansas corporation;

      9.    FDA Properties, Inc., a Delaware corporation;

      10.   FDA Properties of Texas, LP, a Texas limited partnership;

      11.   Famous Dave's Properties of Texas, Inc., a Texas corporation;